PROMISSORY NOTE                                          Exhibit 10.88

                                             Call/
Principal  Loan Date   Maturity    Loan No   Coll    Account   Officer  Initials
$2,000,000 05-26-2004  05-26-2009                              1263
________________________________________________________________________________
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.



  Borrower: S & W New Orleans, L.L.C. (TIN: 13-3932811)         Lender: Hibernia National Bank
  1114 First Ave.                                               Attn: Loan Administration Dept.
  New York, NY 10021                                            934 Third Street
                                                                Alexandria, LA 71301


Principal Amount: $2,000,000.00     Interest Rate: 6.270%     Date of Note: May 26, 2004

PROMISE TO PAY. S & W New Orleans, L.L.C. ("Borrower") promises to pay to the order of Hibernia National Bank ("Lender"), in lawful money of the United States of America the sum of Two Million 5 00100 Dollars(U.S. $2,000,000.00), together with simple interest at the rate of 6.270/o per annum assessed on the unpaid principal balance of this Note as outstanding from time to time, commencing on May 26, 2004 and continuing until this Note Is paid in full.

PAYMENT. Borrower will pay this loan on demand. Payment In full Is due Immediately upon Lender's demand. If no demand is made, Borrower will pay this loan in 59 regular payments of $17,271.50 each and one Irregular last payment estimated at $1,547,656.61. Borrower's first payment is due June 26, 2004, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due on May 26, 2009, may be greater If Borrower does not make payments as scheduled. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid Interest; then to principal; then to any late charges; and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that Is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

PREPAYMENT. Other than Borrower s obligation to pay any prepayment penalty, Borrower may prepay this Note in full at any time by paying the then unpaid principal balance of this Note, plus accrued simple interest and any unpaid late charges through date of prepayment. If Borrower prepays this Note in full, or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", 'Without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to; Hibernia National Bank, P.O. Box 61540 New Orleans, IA 70161.

LATE CHARGE. If Borrower fails to pay any payment under this Note in full within 10 days of when due, Borrower agrees to pay Lender a late payment tee in an amount equal to 10.000% of the delinquent interest due or $29.00, whichever is greater. Late charges will not be assessed following declaration of default and acceleration of the maturity of this Note.

INTEREST AFTER DEFAULT. If Lender declares this Note to be in default, Lender has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, as follows: (A) If the original principal amount of this Note is $250,000 or less, the fixed default interest rate shall be equal to eighteen (18%) percent per annum, or three (3%) per cent per annum in excess of the interest rate under this Note, whichever is greater.
(B) If the original principal amount of this Note is more than $250,000, the fixed default interest rate shall be equal to twenty-one (21%) percent per annum, or three (3%) per cent per annum in excess of the interest rate under this Note at the time of default, whichever is greater.
DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:
Default Under Loan Agreement. If an event of default occurs or exists under the terms of Borrower's Loan Agreement in favor of Lender.
Payment Default. Borrower fails to make any payment when due under this Note.

Default Under Security Agreements. Should Borrower or any guarantor violate, or fail to comply fully with any of the terms and conditions of, or default under any security right, instrument, document, or agreement directly or indirectly securing repayment of this Note.

Other Defaults In Favor of Lender. Should Borrower or any guarantor of this Note default under any other loan, extension of credit, security right, instrument, document, or agreement, or obligation in favor of Lender.

Default in Favor of Third Parties. Should Borrower or any guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may affect any property or other collateral directly or indirectly securing repayment of this Note.
Insolvency. Should the suspension, failure or insolvency, however evidenced, of Borrower or any Guarantor of this Note occur or exist. Death or Interdiction. Should any guarantor of this Note die or be interdicted.

Readjustment  of   Indebtedness.   Should   proceedings   for   readjustment  of
indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by or against Borrower or any guarantor.

Assignment for Benefit of Creditors. Should Borrower or any guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.
Receivership. Should a receiver of all or any part of Borrower's property, or the property of any guarantor, be applied for or appointed. Dissolution Proceedings. Proceedings for the dissolution or appointment of a liquidator of Borrower or any guarantor are commenced.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Material Adverse Change. Should any material adverse change occur in the financial condition of Borrower or any guarantor of this Note or should any material discrepancy exist between the financial statements submitted by Borrower or any guarantor and the actual financial condition of Borrower or such guarantor.

Insecurity. Lender in good faith believes itself insecure with regard to repayment of this Note.

LENDER'S RIGHTS UPON DEFAULT. Should any one or more default events occur or exist under this Note as provided above, Lender shall have the right, at Lender's sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided herein. Lender shall have the further right, again at Lender's sole option, to declare formal default and to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Lender, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or otherwise, all without further notice or demand, unless Lender shall otherwise elect.

ATTORNEYS' FEES; EXPENSES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender's reasonable attorneys' fees in an amount not exceeding 25.000% of the principal balance due on the loan.

WAIVE JURY.  BORROWER  AND LENDER  HEREBY  WAIVE THE RIGHT TO ANY JURY TRIAL IN
ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHEA BORROWER OR LENDER AGAINST THE OTHER.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Louisiana. This Note has been accepted by Lender In the State of Louisiana.

NSF CHECK CHARGE. In the event that Borrower makes any payment under this Note by check and Borrower's check is returned to Lender unpaid due to nonsufficient funds in Borrower's deposit account, Borrower agrees to pay Lender an additional NSF check charge in an amount of $29.00.

Page 2

DEPOSIT ACCOUNTS. As collateral security for repayment of this Note and all renewals and extensions, as well as to secure any and all other loans, notes, indebtedness and obligations that Borrower may now and in the future owe to Lender or incur in Lender's favor, whether direct or indirect, absolute or contingent, due or to become due, of any nature and kind whatsoever (with the exception of any indebtedness under a consumer credit card account), and to the extent permitted by law, Borrower is granting Lender a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, and other tax-deferred deposits). Borrower further agrees that, to the extent permitted by law, Lender may at any time apply any funds that Borrower may have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder against the unpaid balance of this Note and any and all other present and future indebtedness and obligations that Borrower may then owe to Lender, in principal, interest, fees, costs, expenses, and reasonable attorneys' fees.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

WAIVERS. Borrower and each guarantor of this Note hereby waive demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a "solidary" or "joint and several" basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each guarantor additionally agree that Lender's acceptance of payment other than in accordance with the terms of this Note, or Lender's subsequent agreement to extend or modify such repayment terms, or Lender's failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower's intent and agreement that Lender s rights and remedies shall be cumulative in nature. Borrower and each guarantor further agree that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender's specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender's for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower's failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender's loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an Event of Default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower's and each guarantor's obligations and agreements under this Note shall be binding upon Borrower's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors, heirs, legatees, devisees, administrators, executors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Hibernia National Bank, Loan Services, P.O. Box 61007 New Orleans, LA 70161
APPLICABLE LENDING LAW. This business or commercial Note is subject to La. R.S. 9:3509, et seq.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER:

S & W NEW ORLEANS, LL.C.

THE SMITH & WOLLENSKY  RESTAURANT  GROUP,  INC.,  Member of S & W New  Orleans,
L.L.C.

By: / S/ Alan M. Mandel
    -------------------
        Alan M Mandel, Executive Vice President of The
        Smith & Wollensky Restaurant Group, Inc.